Exhibit 99.1

Building on the Success of its “Combo” Store and Dollar Tree Plus Initiatives,
Dollar Tree Poised to Take Next Steps in its Multi-Price Evolution

CHESAPEAKE, Va.--September 28, 2021--Dollar Tree, Inc. (NASDAQ: DLTR), today announced that, based on positive customer reaction and the success of its new Combo and Dollar Tree Plus store formats, the Company plans to begin adding new price points above $1 across all Dollar Tree Plus stores and will begin testing additional price points above $1 in selected legacy Dollar Tree stores.
Dollar Tree has already announced that it is on track in 2021 to have 500 Dollar Tree Plus stores by fiscal year-end – offering an assortment of value priced $1, $3, and $5 products. Another 1,500 stores are planned for fiscal 2022, and at least 5,000 Dollar Tree Plus stores are expected by the end of fiscal 2024. The Company has also had significant success with its newest store format, the Combo Store, which leverages the strengths of both banners by bringing a multi-price assortment to Dollar Tree shoppers. The Company currently has 105 Combo Stores and expects to add 400 Combo Stores in fiscal 2022, with the potential of up to 3,000 over the next several years.
Michael Witynski, President and Chief Executive Officer, stated, “For decades, our customers have enjoyed the ‘thrill-of-the-hunt’ for value at one dollar - and we remain committed to that core proposition - but many are telling us that they also want a broader product assortment when they come to shop. We believe testing additional price points above $1 for Dollar Tree product will enable us over time to expand our assortments, introduce new products and meet more of our customers’ everyday needs.”
“We are a ‘test-and-learn’ organization which is what we are doing with this new initiative. We listen to our customers and believe it will make shopping with us an even better experience,” Witynski added. “Our merchants have proven that they are among the best in the industry in working with suppliers to create extreme value, and we will continue to deliver the ‘thrill-of-the-hunt’ to our customers.”
Witynski concluded, “Our brand promise is that customers get great value for what they spend at Dollar Tree. We will continue to be fiercely protective of that promise, regardless of the price point, whether it is $1.00, $1.25, $1.50.”
About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 15,865 stores across 48 states and five Canadian provinces as of July 31, 2021. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com and www.FamilyDollar.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements regarding our plans and expectations concerning the testing and implementation of multi-price strategies at Dollar Tree stores; our plans to increase the number of Dollar Tree Plus and Combo Stores (which are dependent on supply chain performance and continued store performance) and the expected timing of such increases; the growth potential of our Combo Store initiative; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 16, 2021, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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